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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Hanmi Financial Corporation

We consent to the incorporation by reference in the registration statement on Form S-4 of Hanmi Financial Corporation of our report dated January 20, 2003 with respect to the balance sheets of Hanmi Financial Corporation as of December 31, 2002 and 2001, and the related statements of operations, stockholders' equity and comprehensive income and cash flows for the each of the years in the two-year period ended December 31, 2002, and to the reference to our firm under the heading "Experts" in the prospectus.


                                             /s/ KPMG LLP

Los Angeles, California
February 6, 2004